UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2014

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The disclosures provided in Item 5.02 below, under the captions “Executive Compensation Changes” and “Executive Employment Agreements”, are incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Appointments

On December 16, 2014, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, appointed Roger Jeffs, Ph.D. as President and Co-Chief Executive Officer, and David Zaccardelli, Pharm.D. as Executive Vice President and Chief Operating Officer.  In order to accommodate Dr. Jeffs’ promotion, the Board also approved a title change for Martine Rothblatt, Ph.D., from Chairman and Chief Executive Officer to Chairman and Co-Chief Executive Officer.  As Chairman of the Board and Co-Chief Executive Officer, Dr. Rothblatt will continue to serve as principal executive officer of the Company.  These title changes will become effective January 1, 2015.

Dr. Jeffs joined United Therapeutics in 1998 and currently serves as the Company’s President and Chief Operating Officer, a position he has held since 2001. He has also served as a member of the United Therapeutics board of directors since 2002, a position he will continue to hold following his promotion.  Additional details about Dr. Jeffs’ experience are available in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2014.

Dr. Zaccardelli, age 50, currently serves as Chief Manufacturing Officer and Executive Vice President, Pharmaceutical Development, a position he has held since November 2008. He received his doctor of pharmacy from the University of Michigan.  Dr. Zaccardelli joined United Therapeutics in 2004 as Vice President, Pharmaceutical Development.  He was promoted to Senior Vice President, Pharmaceutical Development in 2006, to Executive Vice President, Pharmaceutical Development in 2007 and Executive Vice President, Pharmaceutical Development & Operations in April 2008. Before joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003.  From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions.  He also served as Director of Clinical and Scientific Affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997.  Dr. Zaccardelli currently leads United Therapeutics’ manufacturing and pharmaceutical development efforts.

Executive Compensation Changes

Dr. Rothblatt

On December 12, 2014, the Compensation Committee of the Board (the “Committee”) approved changes to the compensation program for Dr. Rothblatt, in response to the views of the Company’s shareholders expressed in connection with its 2014 advisory resolution on executive compensation (the “Say on Pay Vote”).  In connection with the Say on Pay Vote, members of management and the Board held numerous discussions with Company shareholders and proxy advisory firms in order to understand better their concerns.  As a result of these discussions, the Committee believes that the principal concerns reflected by the Say on Pay Vote were (1) the size of the 2013 stock option grant to Dr. Rothblatt (1,000,000 shares, representing the maximum possible award) pursuant to the formula contained in her employment agreement, which provided for the grant of stock options based on the growth (if any) in the Company’s market capitalization during the year; and (2) the fact that Dr. Rothblatt’s stock options vest immediately upon grant. The Committee believes this arrangement, which had been in place for fifteen years and directly linked pay to Company performance and shareholder return, was a pure form of pay-for-performance, and the size of the 2013 grant was appropriate in light of the 112% growth in the Company’s stock price.  However, in light of the concerns expressed by the Company’s shareholders, the following changes have been made by the Committee, with effect beginning January 1, 2015:

•                  Dr. Rothblatt’s employment agreement has been amended to eliminate her contractual entitlement to an annual grant of stock options.  As a result, any future long-term incentive awards will be at the discretion of the Committee.

•                  In lieu of stock options, Dr. Rothblatt will participate in the Company-Wide Milestone Program, which results in the grant of awards under the Company’s 2011 Share Tracking Award Plan (“STAP”).  For 2015, Dr. Rothblatt’s long-term incentive bonus award opportunity will be 300,000 STAP awards.  This reflects a 70% reduction in her maximum long-term incentive opportunity, which is currently 1,000,000 stock options.

•                  For 2015, Dr. Rothblatt’s salary will increase by 4%, consistent with the expected average base salary increase for all employees in 2015, to $1,084,400.

•                  Dr. Rothblatt’s annual cash incentive bonus opportunity for 2015 remains at 100% of her base salary.

•                  The foregoing 2015 contingent cash incentive bonus target opportunity and long-term incentive opportunity will be assessed pursuant to the Company-Wide Milestone Program criteria applicable for 2015, and a subjective evaluation of individual performance.  In addition, the Committee may exercise its discretion to increase or decrease the award percentage earned.

•                  Dr. Rothblatt will no longer be entitled to an Internal Revenue Code 280G excise tax gross-up payment under her employment agreement (as discussed below).

Dr. Jeffs

On December 12, 2014, the Committee approved changes to the compensation program for Dr. Jeffs in connection with his promotion to President and Co-Chief Executive Officer.  The changes, which become effective January 1, 2015, are as follows:

•                  Dr. Jeffs’ long-term incentive bonus award opportunity will be increased to 250,000 STAP awards.

•                  For 2015, Dr. Jeffs’ salary will increase to $925,000.

•                  Dr. Jeffs’ annual cash incentive bonus opportunity for 2015 will increase to 90% of his salary.

•                  The foregoing 2015 contingent cash incentive bonus target opportunity and long-term incentive opportunity will be assessed pursuant to the Company-Wide Milestone Program criteria applicable for 2015, and a subjective evaluation of individual performance.  In addition, the Committee may exercise its discretion to increase or decrease the award percentage earned.

•                  Dr. Jeffs will receive a one-time grant of 100,000 STAP awards upon his promotion, to be issued on January 2, 2015 at an exercise price equal to the NASDAQ closing price for the Company’s common stock on that date.  The award will vest in equal installments on each of the first four anniversaries of the date of grant, and will expire ten years from the date of grant.

Dr. Zaccardelli

On December 12, 2014, the Committee approved changes to the compensation program for Dr. Zaccardelli in connection with his promotion to Executive Vice President and Chief Operating Officer.  The changes, which become effective January 1, 2015, are as follows:

•                  Dr. Zaccardelli’s long-term incentive bonus award opportunity will be 75,000 STAP awards.

•                  For 2015, Dr. Zaccardelli’s salary will increase to $500,000.

•                  Dr. Zaccardelli’s annual cash incentive bonus opportunity for 2015 will increase to 60% of his salary.

•                  The foregoing 2015 contingent cash incentive bonus target opportunity and long-term incentive opportunity will be assessed pursuant to the Company-Wide Milestone Program criteria applicable for 2015, and a subjective evaluation of individual performance.  In addition, the Committee may exercise its discretion to increase or decrease the award percentage earned.

•                  Dr. Zaccardelli will receive a one-time grant of 37,500 STAP awards upon his promotion, to be issued on January 2, 2015 at an exercise price equal to the NASDAQ closing price for the Company’s common stock on that date.  The award will vest in equal installments on each of the first four anniversaries of the date of grant, and will expire ten years from the date of grant.

A detailed discussion of the Company’s executive compensation program will be provided in its definitive proxy statement in connection with its 2015 annual meeting of shareholders, which the Company expects to file with the SEC on or about April 30, 2015.

Executive Employment Agreements

Dr. Rothblatt

Dr. Rothblatt and the Company entered into an amendment to Dr. Rothblatt’s Amended and Restated Executive Employment Agreement, which will become effective on January 1, 2015.  The amendment (a) eliminates Dr. Rothblatt’s annual formulaic option entitlement; (b) eliminates her entitlement to an excise tax gross-up payment; (c) updates her title to Chairman and Co-Chief Executive Officer; and (d) clarifies that existing vesting acceleration and survival provisions apply to STAP awards and other awards subject to vesting.

The foregoing summary is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Dr. Zaccardelli

The Company previously entered into an Employment Agreement with Dr. Zaccardelli, dated as of June 26, 2006, which has been amended three times, on January 26, 2007, September 23, 2009 and February 24, 2010, respectively.  There have been no amendments to this employment agreement since February 24, 2010. Dr. Zaccardelli’s employment agreement commenced on June 26, 2006 for an initial term of five years continuing through June 25, 2011.  The term is automatically extended by one additional year at the end of each year unless at least six months prior to the end of the term or any anniversary thereof, either party delivers notice not to extend the agreement.  The agreement provides for an annual base salary of $214,812, which will be subject to review and annual increase by the Company at its discretion.  As noted above, effective January 1, 2015, Dr. Zaccardelli’s salary will be set at $500,000.

The agreement provides that if Dr. Zaccardelli is terminated by the Company other than for cause (as such term is defined) or after a change of control of the Company, then upon the occurrence of any such event, he is entitled to payment of an amount equal to his base salary for the time remaining in the then-current initial or renewal term, payable in semi-monthly installments and as is otherwise consistent with the Company’s payroll procedures. If Dr. Zaccardelli’s employment is terminated after a change of control of the Company, he will also be entitled to an acceleration of all unvested stock options and STAP awards. The agreement prohibits Dr. Zaccardelli from accepting employment, consultancy or other business relationships with an entity that directly competes with the Company for a period of one year following his last receipt of compensation from the Company.

Dr. Zaccardelli and the Company are also parties to a Change in Control Severance Agreement, dated February 12, 2012, providing benefits to Dr. Zaccardelli in the event of his termination following a change of control of the Company.  In particular, these benefits include a cash severance payment equal to two times base salary, plus two times his annual target cash bonus.  This cash severance would become payable is in lieu of any severance payment under Dr. Zaccardelli’s employment agreement, unless severance under the employment agreement would result in a greater benefit, in which case only the severance payment provided under the employment agreement would be made..  The Change in Control Severance Agreement also provides for continuation of medical benefits for 24 months following termination, and outplacement benefits with a value of $10,000.

Dr. Zaccardelli is also a participant in the Company’s Supplemental Executive Retirement Plan, a summary of which can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2014.

The foregoing summary is qualified in its entirety by reference to the full text of (a) Dr. Zaccardelli’s Employment Agreement and the three amendments thereto, copies of which are filed as Exhibit 10.2 to this Current Report on Form 8-K; (b) Dr. Zaccardelli’s Change in Control Severance Agreement, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K; and (c) the Company’s Supplemental Executive Retirement Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 4, 2006, and which is incorporated herein by reference.

A copy of the press release announcing the executive officer appointments described above, and the changes to Dr. Rothblatt’s compensation program, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment to Amended and Restated Executive Employment Agreement between the Company and Martine Rothblatt, Ph.D., dated as of January 1, 2015

10.2

Employment Agreement, dated as of June 26, 2006, between the Company and David Zaccardelli, Pharm.D., together with three amendments thereto, dated January 26, 2007, September 23, 2009 and February 24, 2010, respectively

10.3	Change in Control Severance Agreement between the Company and David Zaccardelli, Pharm.D., dated as of February 14, 2012

99.1	Press release dated December 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 17, 2014	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amendment to Amended and Restated Executive Employment Agreement between the Company and Martine Rothblatt, Ph.D., dated as of January 1, 2015

10.2

Employment Agreement, dated as of June 26, 2006, between the Company and David Zaccardelli, Pharm.D., together with three amendments thereto, dated January 26, 2007, September 23, 2009 and February 24, 2010, respectively

10.3	Change in Control Severance Agreement between the Company and David Zaccardelli, Pharm.D., dated as of February 14, 2012

99.1	Press release dated December 17, 2014